                                                                    EXHIBIT 99.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To T-3 Energy Services, Inc.:

     We have audited the accompanying consolidated balance sheet of Cor-Val, Inc., and subsidiary as of March 31, 1999, and the related consolidated statements of operations, cash flows and stockholders' equity for the year ended March 31, 1999 and for the eleven months ended February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cor-Val, Inc. and subsidiary, as of March 31, 1999, and the consolidated results of their operations and their cash flows for the year ended March 31, 1999, and for the eleven months ended February 29, 2000, in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
June 8, 2001

                          COR-VAL, INC. AND SUBSIDIARY

                  CONSOLIDATED BALANCE SHEET -- MARCH 31, 1999

                                 ASSETS


CURRENT ASSETS:
  Cash......................................................   $      703
  Trade accounts receivable, net............................    1,229,595
  Inventories...............................................    1,309,866
  Prepaid expenses and other current assets.................      214,468
  Deferred tax asset........................................       88,746
                                                               ----------
          Total current assets..............................    2,843,378
PROPERTY AND EQUIPMENT, net.................................      744,511
CASH SURRENDER VALUE OF LIFE INSURANCE......................      453,457
                                                               ----------
          Total assets......................................   $4,041,346
                                                               ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Trade accounts payable....................................   $  338,327
  Accrued liabilities.......................................      190,811
  Current maturities of long-term debt......................      103,655
  Loans from stockholders...................................      822,013
  Customer advances and deposits............................       99,467
                                                               ----------
          Total current liabilities.........................    1,554,273
LONG-TERM DEBT, less current maturities.....................       93,951
DEFERRED TAX LIABILITY......................................       38,040
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................       10,000
  Retained earnings.........................................    2,345,082
                                                               ----------
          Total stockholders' equity........................    2,355,082
                                                               ----------
          Total liabilities and stockholders' equity........   $4,041,346
                                                               ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          COR-VAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              ELEVEN MONTHS
                                                                  ENDED       YEAR ENDED
                                                              FEBRUARY 29,     MARCH 31,
                                                                  2000           1999
                                                              -------------   -----------
NET SALES:
  Products..................................................   $ 8,597,067    $ 9,796,482
  Services..................................................     2,244,623        513,809
                                                               -----------    -----------
                                                                10,841,690     10,310,291
COST OF SALES:
  Products..................................................     4,499,341      4,686,975
  Services..................................................     1,077,632        131,048
                                                               -----------    -----------
                                                                 5,576,973      4,818,023
                                                               -----------    -----------
          Gross profit......................................     5,264,717      5,492,268
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     3,648,558      4,130,445
                                                               -----------    -----------
INCOME FROM OPERATIONS......................................     1,616,159      1,361,823
OTHER INCOME (EXPENSE):
  Interest expense..........................................       (88,537)      (119,613)
  Other income, net.........................................       141,073         22,538
                                                               -----------    -----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................     1,668,695      1,264,748
PROVISION FOR INCOME TAXES..................................        50,706        468,150
                                                               -----------    -----------
NET INCOME..................................................   $ 1,617,989    $   796,598
                                                               ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          COR-VAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              ELEVEN MONTHS
                                                                  ENDED       YEAR ENDED
                                                              FEBRUARY 29,    MARCH 31,
                                                                  2000           1999
                                                              -------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $ 1,617,989    $ 796,598
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................       311,841      194,156
     Loss (gain) on sales of equipment......................        (3,360)      10,684
     Deferred income taxes..................................        50,706      (56,638)
  Changes in operating assets and liabilities, net of
     noncash transactions --
     Trade accounts receivable, net.........................    (1,353,127)     678,903
     Inventories............................................       105,973     (583,799)
     Prepaid expenses and other current assets..............       168,729     (173,826)
     Cash surrender value of life insurance and other
      assets................................................       (58,487)    (102,024)
     Trade accounts payable.................................       358,639      125,397
     Accrued liabilities....................................       204,502      (78,859)
     Income taxes payable...................................            --     (547,014)
     Customer advances and deposits.........................       (99,467)      71,408
                                                               -----------    ---------
          Net cash provided by operating activities.........     1,303,938      334,986
                                                               -----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (283,771)    (378,030)
  Proceeds from sales of property and equipment.............         3,360       11,637
  Cash acquired in acquisition..............................       325,440           --
                                                               -----------    ---------
          Net cash provided by (used in) investing
            activities......................................        45,029     (366,393)
                                                               -----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of loans from stockholders.....................      (822,013)    (236,545)
  Proceeds from loans from stockholders.....................            --       45,238
  Proceeds from long-term debt..............................     1,091,570      270,339
  Repayments of long-term debt..............................    (1,479,564)    (270,773)
  Proceeds from affiliate...................................     1,915,744           --
  Stockholder distributions.................................    (1,674,261)          --
                                                               -----------    ---------
          Net cash used in financing activities.............      (968,524)    (191,741)
                                                               -----------    ---------
NET INCREASE (DECREASE) IN CASH.............................       380,443     (223,148)
CASH AT BEGINNING OF PERIOD.................................           703      223,851
                                                               -----------    ---------
CASH AT END OF PERIOD.......................................   $   381,146    $     703
                                                               ===========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for --
     Interest...............................................   $    88,537    $ 111,070
                                                               ===========    =========
     Income taxes...........................................   $        --    $ 693,560
                                                               ===========    =========
  Common stock issued in acquisition........................   $ 3,932,000    $      --
                                                               ===========    =========
  Distribution of assets to stockholders....................   $   647,655    $      --
                                                               ===========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          COR-VAL, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          COMMON STOCK     ADDITIONAL
                                        ----------------    PAID-IN      RETAINED
                                        SHARES   AMOUNT     CAPITAL      EARNINGS        TOTAL
                                        ------   -------   ----------   -----------   -----------
BALANCE, MARCH 31, 1998...............   100     $10,000   $       --   $ 1,548,484   $ 1,558,484
  Net income..........................    --          --           --       796,598       796,598
                                         ---     -------   ----------   -----------   -----------
BALANCE, MARCH 31, 1999...............   100      10,000           --     2,345,082     2,355,082
  Net income..........................    --          --           --     1,617,989     1,617,989
  Stockholder distributions...........    --          --           --    (2,321,916)   (2,321,916)
  Issuance of common stock for
     acquisition......................    25       2,500    3,929,500            --     3,932,000
                                         ---     -------   ----------   -----------   -----------
BALANCE, FEBRUARY 29, 2000............   125     $12,500   $3,929,500   $ 1,641,155   $ 5,583,155
                                         ===     =======   ==========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          COR-VAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     Cor-Val, Inc. (a Louisiana corporation), has served the oil and gas and petrochemical industries as a manufacturer of valves, control valves and chokes since 1981. On July 1, 1999, Cor-Val, Inc., purchased all of the equity securities of Cor-Val Services, Inc. (a Louisiana corporation), in exchange for 25 shares of common stock of Cor-Val, Inc. Cor-Val Services, Inc. was 100% owned by the father of Cor-Val, Inc.'s officers and directors. Prior to the acquisition, there was no common ownership between the companies and business activities were completely separate. Cor-Val Services, Inc., focuses on the repair, refurbishment and sale of blowout preventers, valves, control valves and chokes. Cor-Val, Inc., and Cor-Val Services, Inc. (together, the Company), are located in Houma, Louisiana.

  Interim Financial Information

     The results of operations and cash flows for the interim eleven months ended February 29, 2000, are not necessarily indicative of the results for the entire fiscal year.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Cor-Val, Inc., and its wholly owned subsidiary, Cor-Val Services, Inc. All significant intercompany accounts have been eliminated.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of March 31, 1999, there were no cash equivalents.

  Inventories

     Inventories are stated at the lower of cost or market; cost is determined using a weighted average based on the first-in, first-out method. Inventories consisted of the following at March 31, 1999:

Finished goods...........................................  $  984,173
Work in process..........................................     187,900
Raw materials............................................     137,793
                                                           ----------
                                                           $1,309,866
                                                           ==========

     During the eleven months ended February 29, 2000, and the year ended March 31, 1999, the Company recorded charges of $376,346 and $100,000, respectively, to cost of sales for the write-off of inventory that the Company determined was not saleable.

  Revenue Recognition

     The Company uses the completed-contract method of accounting, whereby earnings on manufacture and repair work are not recognized until the work is completed and/or the product is delivered to and accepted by the customer. Management's use of the completed-contract method is based upon the fact that the typical contract is completed in less than one month. A provision is made for the entire amount of future estimated losses on contracts in progress as soon as the provision can be determined based upon estimates of the Company.

                          COR-VAL, INC. AND SUBSIDIARY

  Property and Equipment

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line basis over estimated useful lives. Expenditures for replacements and major improvements are capitalized. Expenditures for maintenance, repairs and minor replacements are charged against income as incurred. Leasehold improvements are amortized over the lesser of the estimated useful life or term of the lease.

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value. As of March 31, 1999 and for the eleven months ended February 29, 2000, no such impairment had occurred.

  Goodwill

     Goodwill represents the excess of cost over fair value of net assets acquired and is amortized on a straight-line basis over 20 years. Amortization expense for the eleven months ended February 29, 2000, totaled $79,824. The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

  Income Taxes

     For the year ended March 31, 1999, income taxes are accounted for under the asset and liability method as specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective April 1, 1999, the Company elected to be treated as an S Corporation. The deferred taxes previously recorded on Cor-Val, Inc.'s March 31, 1999, balance sheet have been removed and charged to the provision for income taxes as of the effective date.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

  Concentrations of Credit Risk

     A significant portion of the Company's sales are to customers whose activities are related to the oil and gas industry, including some who are located in foreign countries. The Company generally extends credit to these customers and, therefore, collection of receivables is affected by the economy of the oil and gas industry. Also, with respect to foreign sales, collection may be more difficult in the event of default. The Company closely monitors extensions of credit and has historically not experienced significant credit

                          COR-VAL, INC. AND SUBSIDIARY
losses. Most foreign sales are made to large, well-established companies. No single customer accounted for more than 10 percent of sales for the eleven months ended February 29, 2000, and for the year ended March 31, 1999. The Company provides an allowance for doubtful accounts for potential collection issues in addition to reserves for specific accounts receivable where collection is no longer probable. The Company has recorded an allowance for doubtful accounts of $45,117 as of March 31, 1999.

  Newly Issued Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective for the Company's financial statements beginning in fiscal 2001. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has not engaged in the use of derivative instruments on hedging activities and therefore believes that the impact of SFAS No. 133 on its existing accounting policies and financial reporting disclosures will not be material.

     In December 1999, SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," was issued. SAB No. 101 summarizes certain of the SEC staff's views in applying accounting principles generally accepted in the United States to revenue recognition in financial statements. The Company believes that its policies with respect to revenue recognition are in accordance with the new guidelines and therefore there was no impact from the adoption of the new guidelines on the Company's consolidated financial position or results of operations of the Company.

2. BUSINESS COMBINATION:

     On July 1, 1999, Cor-Val, Inc., purchased all of the outstanding equity securities of Cor-Val Services, Inc.'s common stock in a business combination accounted for using the purchase method of accounting. The accompanying consolidated balance sheet includes allocations of the purchase price to the assets acquired and liabilities assumed. The following schedule summarizes investing activities related to the acquisition in the consolidated statement of cash flows:

Fair value of assets, net of cash acquired..............   $2,045,242
Liabilities assumed.....................................     (507,957)
Goodwill recorded.......................................    2,394,715
                                                           ----------
          Common stock issued for acquisition...........   $3,932,000
                                                           ==========

3. PROPERTY AND EQUIPMENT:

     A summary of property and equipment at March 31, 1999, is as follows:

                                                              ESTIMATED
                                                            USEFUL LIVES
                                                            -------------
Leasehold improvements....................................  Life of lease   $   131,961
Machinery and equipment...................................      5-7 years     1,523,841
Vehicles..................................................        5 years       201,596
Furniture and office equipment............................      2-7 years       409,731
                                                                            -----------
                                                                              2,267,129
Less -- Accumulated depreciation..........................                   (1,522,618)
                                                                            -----------
          Property and equipment, net.....................                  $   744,511
                                                                            ===========

                          COR-VAL, INC. AND SUBSIDIARY

     Depreciation expense for the eleven months ended February 29, 2000, and the year ended March 31, 1999, are $232,017 and $194,156, respectively.

4. LONG-TERM DEBT:

     Long-term debt at March 31, 1999, is as follows:

Term note, described below..................................   $  18,052
Various notes, bearing interest at 7.5% to 10.0% in various
  monthly installments of $614 to $937, collateralized by
  four vehicles and office equipment, maturing on various
  dates through 2003........................................      96,918
Insurance note payable, bearing interest at 10.0%, payable
  in monthly installments of $12,331, maturing in May
  1999......................................................      24,662
Capital lease, bearing interest at 12.0%, payable in monthly
  installments of $2,063, maturing in January 2002..........      57,974
                                                               ---------
          Total long-term debt..............................     197,606
Less -- Current maturities..................................    (103,655)
                                                               ---------
          Long-term debt, less current maturities...........   $  93,951
                                                               =========

     Maturities of long-term debt outstanding at March 31, 1999, are as follows:

2000.....................................................   $103,655
2001.....................................................     57,623
2002.....................................................     35,622
2003.....................................................        706
                                                            --------
          Total..........................................   $197,606
                                                            ========

     The Company had available a $750,000 working capital line of credit with Regions Bank at an annual interest rate of 7.5 percent. There was no balance on this loan at March 31, 1999. The line is available to the Company for 80 percent of eligible trade accounts receivable at any given date, not to exceed the $750,000 limit. All trade accounts receivable of the Company are pledged to secure any amount outstanding on the line to the extent funds are advanced thereon. The Company did not draw any funds on this line during the year ended March 31, 1999. The line of credit was subsequently canceled by T-3 Energy on March 10, 2000.

     The Company has a term note payable to Regions Bank (the Term Note) in the original amount of $650,000. The Term Note is payable in monthly principal installments of $9,028 plus interest of 9.0 percent annually and matures on May 11, 1999. The note is secured by substantially all of the machinery, equipment, furniture and fixtures owned by the Company.

                          COR-VAL, INC. AND SUBSIDIARY

5. LOANS FROM STOCKHOLDERS:

     At March 31, 1999, the Company had the following loans payable to stockholders, which were unsecured:

Various notes payable to Kane Corte, interest payable
  annually at 10.0%.........................................   $233,594
Various notes payable to Bobby Corte, Jr., interest payable
  annually at 10.0%.........................................    259,881
Various notes payable to Dennis and Kim Sanvi, interest
  payable annually at 10.0%.................................    322,898
Note payable to Chris Corte, interest payable annually at
  10.0%.....................................................      5,640
                                                               --------
Loans from stockholders.....................................   $822,013
                                                               ========

     Subsequent to March 31, 1999, the Company repaid its loans from stockholders with proceeds from replacement financing through a loan from Regions Bank (the New Loan). The New Loan is payable to Regions Bank in monthly installments of $17,182, bears interest at 7.75 percent and matures on April 1, 2004. The New Loan is secured by the Company's machinery and equipment, inventory and trade accounts receivable.

6. INCOME TAXES:

     The components of the provision (benefit) for income tax expense for the year ended March 31, 1999, are as follows:

Federal --
  Current................................................   $480,177
  Deferred...............................................    (51,180)
State --
  Current................................................     44,611
  Deferred...............................................     (5,458)
                                                            --------
                                                            $468,150
                                                            ========

     A reconciliation of the actual tax rate to the statutory U.S. tax rate for the year ended March 31, 1999, is as follows:

Income tax expense at the statutory rate.................   $430,014
Increase resulting from --
  State income taxes, net of federal benefit.............     25,841
  Other nondeductible expenses...........................     12,295
                                                            --------
                                                            $468,150
                                                            ========

                          COR-VAL, INC. AND SUBSIDIARY

     The components of deferred taxes at March 31, 1999, are as follows:

Deferred income tax assets --
Accrued expenses..........................................   $34,327
Allowance for doubtful accounts...........................    16,919
Inventory reserve.........................................    37,500
                                                             -------
          Total deferred income tax assets................    88,746
                                                             -------
Deferred income tax liabilities --
Property and equipment....................................   (21,825)
Other.....................................................   (16,215)
                                                             -------
          Total deferred income tax liabilities...........   (38,040)
                                                             -------
          Net deferred income tax asset...................   $50,706
                                                             =======

     The income of the Company is currently taxable to the stockholders of the Company from the effective date of the election to change its status forward. No provision for income taxes is made in the accounts of the Company for the eleven months ended February 29, 2000, since the Company is an S Corporation and, as such, the taxes are liabilities of the stockholders and depend upon the stockholders' respective tax situations.

7. RELATED-PARTY TRANSACTIONS:

     The Company leases its operations facility and certain production space from related parties. Lease terms, amounts and the nature of the related-party transactions are discussed in Note 8.

     In addition to the leased operating facility described above and prior to the July 1, 1999, acquisition of Cor-Val Services, Inc., by Cor-Val, Inc. (as discussed in Note 2), the Company transacted business with Cor-Val Services, Inc. For the year ended March 31, 1999, sales to Cor-Val Services, Inc., totaled approximately $200,335 and purchases from Cor-Val Services, Inc., totaled approximately $134,839. At March 31, 1999, the Company had a $32,554 receivable from Cor-Val Services, Inc., included with trade receivables on the accompanying balance sheet. At March 31, 1999, the Company had a $8,966 payable to Cor-Val Services, Inc., included with trade payables on the accompanying balance sheet.

     During February 2000, the Company received a $1,915,744 cash advance from First Reserve Corporation, an affiliate of T-3 Energy Services (see Note 10). There were no required repayment terms related to the advance; however, T-3 Energy Services, Inc., subsequently repaid the balance with proceeds from a third-party long-term note during 2000.

8. COMMITMENTS AND CONTINGENCIES:

  Lease Commitments

     The Company leases its operations facility located in Houma, Louisiana, under a cancelable operating lease from the father of the Company's officers and directors. The lease has no specified terms other than the fixed monthly payment which approximates market rates. During the eleven months ended February 29, 2000, and the year ended March 31, 1999, the monthly payment was fixed at $13,818. Total expense for this lease included in the accompanying statements of operations for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, was $152,000 and $165,822, respectively. In conjunction with the acquisition of the Company by T-3 Energy Services, Inc. (as discussed in Note
10), the facilities leased by the Company from related parties were also acquired and the related leases cancelled.

                          COR-VAL, INC. AND SUBSIDIARY

     The Company leases additional production space, a modular building and a treatment facility under a cancelable operating lease from Corte Enterprises, LLC, an affiliated company owned by the Company's officers and directors and other family members. The rent on these facilities is $9,000 per month. The rent on these facilities approximates market rates and is negotiated and agreed upon each year. Total expense for this lease included in the accompanying statements of operations for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, was $172,000 and $72,000, respectively. In conjunction with the acquisition of the Company by T-3 Energy Services, Inc. (as discussed in Note 10), the facilities leased by the Company from related parties were also acquired and the related leases cancelled.

     The Company leases vehicles under noncancelable operating leases expiring through February 2003. Total expense for these vehicle leases included in the accompanying statements of operations for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, was $39,295 and $49,626 respectively. The minimum monthly lease payments on these leases range from $533 to $876.

     The Company leases office equipment under noncancelable operating leases expiring through February 2003. Total expense for these equipment leases included in the accompanying statements of operations for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, was $1,939 and $0, respectively. The minimum monthly lease payments on these leases range from $121 to $650.

     The minimum future rental commitments under noncancelable long-term operating leases are as follows:

Year ending February 28 --
  2001.....................................................  $30,666
  2002.....................................................   23,748
  2003.....................................................    6,495
Year ending February 29, 2004..............................    1,260
Year ending February 28, 2005..............................    1,260
Thereafter.................................................    1,260
                                                             -------
          Total minimum future lease payments..............  $64,689
                                                             =======

  Contingencies

     The Company and its subsidiary are, from time to time, involved in various legal actions arising in the normal course of business. Management does not believe there are any existing or potential legal actions involving the Company and its subsidiary that will have a material adverse effect on the Company's consolidated financial position or results of operations.

9. RETIREMENT PLANS:

     The Company has a defined contribution 401(k) profit-sharing plan available to eligible employees. All employees who qualify as to age and length of service are eligible to participate. The board of directors determines Company contributions to this plan, generally as a percentage of the employees' elective contributions. The Company contributed $46,223 and $44,835 to the plan for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, respectively.

     The Company also sponsors a discretionary contribution profit-sharing plan whereby the Company may make discretionary contributions for the benefit of all eligible employees. Eligibility is determined by length of service to the Company. The Company elected to contribute $91,667 and $100,000 to the plan for the eleven months ended February 29, 2000, and for the year ended March 31, 1999, respectively. The $100,000 discretionary contribution is included with accrued liabilities on the accompanying balance sheet.

                          COR-VAL, INC. AND SUBSIDIARY

10. SUBSEQUENT EVENT:

     Effective March 1, 2000, T-3 Energy Services purchased all of the outstanding equity securities of Cor-Val, Inc., and subsidiary.